Exhibit 99.1

News Release	Beam Inc. 510 Lake Cook Road Deerfield, Illinois 60015-4964 www.beamglobal.com

FOR IMMEDIATE RELEASE

CONTACT
Media Relations	Investor Relations
Clarkson Hine	Tony Diaz
+1-847-444-7515	+1-847-444-7690
Clarkson.Hine@beamglobal.com	Tony.Diaz@beamglobal.com

BEAM DECLARES REGULAR DIVIDEND

Deerfield, Illinois, January 22, 2014 – Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today declared a regular dividend of 22.5 cents per share on the company’s common stock, payable in cash on March 3, 2014 to stockholders of record at the close of business on February 6, 2014.

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About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Skinnygirl Cocktails, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, Larios Gin, Whisky DYC and DeKuyper Cordials. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,400 passionate associates worldwide generated 2012 sales of $2.5 billion (excluding excise taxes), volume of 38 million 9-liter equivalent cases and some of the industry’s fastest growing innovations.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Beam by Suntory Holdings Limited announced on January 13, 2014. In connection with the proposed transaction, Beam intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF BEAM ARE URGED

Crafting the Spirits that Stir the World

TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING BEAM’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by Beam free of charge from Beam’s website (www.beamglobal.com) under the tab “Investors” and then under the heading “Investor Info—SEC Documents.” In addition, the proxy statement and other documents filed by Beam with the SEC (when available) may be obtained from Beam free of charge by directing a request to Beam Inc., Office of the Secretary, 510 Lake Cook Road, Deerfield, Illinois 60015 or (847) 948-8888.

Participants in Solicitation

Beam and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Beam common stock in respect of the proposed transaction. Security holders may obtain information regarding Beam and its directors and executive officers, including their respective names, affiliations and interests, in Beam’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013, and its definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 12, 2013. To the extent holdings of Beam securities have changed since the amounts contained in the definitive proxy statement for the 2013 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

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Crafting the Spirits that Stir the World